UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported):  February 8, 2010

National Quality Care, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19031 (Commission File Number)	84-1215959 (I.R.S. Employer Identification No.)

2431 Hill Drive
Los Angeles, California	90041
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:	____(323) 254-2014____

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 8, 2010, National Quality Care, Inc., a Delaware corporation, entered into Amendment No. 1 (the “Amendment”) to Asset Purchase Agreement (the “Agreement”) by and among Xcorporeal, Inc., a Delaware corporation (“Xcorporeal”), Xcorporeal Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Xcorporeal, and Fresenius USA, Inc., a Massachusetts corporation and a wholly owned subsidiary of Fresenius Medical Care Holdings, Inc.  The Amendment extends from February 28, 2010 until March 31, 2010 the date upon which any party to the Agreement may terminate the Agreement if the closing of the transactions contemplated therein has not occurred.  Except as modified by the Amendment, all of the terms and provisions of the Agreement remain in full force and effect.

The foregoing is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits

The following Exhibits are filed as a part of this Current Report on Form 8‑K:

Exhibit No.	Description
10.1	Amendment No. 1 to Asset Purchase Agreement dated February 8, 2010 among the Company, Xcorporeal, Inc., Xcorporeal Operations, Inc. and Fresenius USA, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Quality Care, Inc.

(Registrant)

Date: February 11, 2010	By:	/s/ Robert Snukal
Name: Robert Snukal Title: Chief Executive Officer & President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 1 to Asset Purchase Agreement dated February 8, 2010 among the Company, Xcorporeal, Inc., Xcorporeal Operations, Inc. and Fresenius USA, Inc.